Charles W. Lutter, Jr.
--------------------------------------------------------------------------------
                          Attorney and Counselor at Law
                                 103 Canyon Oaks
                              San Antonio, TX 78232
                                        o
                            Telephone: (210) 496-5438
                               Fax: (210) 496-1631

                                 April 16, 1997



Board of Directors
U.S. Global Investors, Inc.

Dear Sirs:

           I have acted as counsel to U.S. Global Investors, Inc., a Texas corporation ("U.S. Global"), in connection with preparation of Post-Effective Amendment No. 2 to its Registration Statement on Form S-8 (SEC File No.
33-26470) covering the offering of Class A Common Stock under the 1989 Non-Qualified Stock Option Plan (the "1989 Plan") and the 1985 Incentive Stock Option Plan (the "1985 Plan") being filed with the Securities and Exchange Commission.

           Please be advised that I have examined such proceedings and records of U.S. Global, and have made investigation of such other matters, as in my judgment permits me to render an informed opinion on the matters set forth herein. Based upon the foregoing, it is my opinion that:

         (i) U.S. Global is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, with full power to issue and sell shares of its Class A Common Stock pursuant to the 1985 Plan and the 1989 Plan.

         (ii) The shares of U.S. Global's Class A Common Stock to be issued by U.S. Global pursuant to the Plans have been duly authorized and, when issued and paid for in accordance with the terms of the Plans, will be legally issued, fully paid and non-assessable.

          I consent to the use of this opinion as an exhibit to U.S. Global's Post-Effective Amendment No. 2 to its Registration Statement on Form S-8 and to the use of my name in the Registration Statement and Plan disclosure documents.

Sincerely,


/S/ CHARLES W. LUTTER, JR.
Charles W.  Lutter, Jr.
CWL:pme

                                        9